Tecogen
Advanced Modular CHP Systems

February 14, 2018

Dear Shareholders:

Greetings! Given the long gap between our third quarter and fourth quarter earnings calls, we wanted to take a moment to provide an update. As we speak, we are now hard at work on our year-end 2017 numbers and preparing for the auditors. While we won't release results until late March, we believe they will prove to be worth the wait. Until then, we'd like to share with you some of the major accomplishments of the company in 2017.

First, on December 14th we paid down the entirety of the $3.15 million convertible secured note held by Michaelson Capital Partners. We were able to pay it off a full year, almost to the day, before it would have come due, and without a prepayment penalty. Funds were sourced from cash generated by operating activities as well as cash received from the dissolution of ULTRATEK. It is hard to overstate the importance of relieving ourselves of our debt burden. The note was loaded with restrictive covenants and secured by our entire balance sheet. Our ability to maneuver was substantially constrained. Now that we are free of this convertible note, we have an opportunity to pursue a bank line of credit should we need any additional capital to fund growth.

Second, our order flow was exceptionally strong in the back half of 2017, both for cogeneration and chillers. As the chart below indicates, unit orders for both chillers and cogeneration units rose sharply even on top of 25% growth in the second half of 2016. The strong jump in cogeneration (also called CHP) growth is especially remarkable. The roll out of the dramatically upgraded InVerde e+ in early 2016 resulted in a huge surge of orders at the time and we were still able to grow orders by a third for all of 2017 over 2016. This speaks volumes to the sustainable traction we are getting. Our relationships with building owners, REITs, ESCOs, property management firms, and other major market players in the healthcare, biotech, and hospitality sectors were all important contributors to our CHP growth. We expect these trends to continue in 2018.


Year-over-Year Growth in Units Ordered
175%
150%
125%
100%
75%
50%
25%
0%
Chillers
Cogeneration
Source: Tecogen, Inc.
2nd Half of 2016
2nd Half of 2017

45 First Avenue, Waltham, MA 02451
781-466-6400 • 781-466-6466 (fax)
www.tecogen.com

45 First Avenue, Waltham, MA 02451 781-466-6400 • 781-466-6466 (fax) www.tecogen.com As we’ve highlighted repeatedly over the last year, the indoor grow market, especially of cannabis, has turned out to be a highly prospective driver of new business. It’s been a key driver in the growth in demand for our chillers that the chart above shows. It is also under intense political scrutiny. So far, our sales into the cannabis market have been almost entirely to medicinal growers, to whom Congress gives some degree of protection from federal prosecution via the Rohrabacher-Farr Amendment. This annual amendment to the appropriations bill that funds the Department of Justice, which currently runs until March 23rd of this year, prohibits the US Attorney General from using funds to prosecute the medical use of cannabis. In January, US Attorney General Jeff Sessions withdrew the Cole memo, which had directed US attorneys to take a hands-off approach to the recreational market as well. This obviously throws some shade on the prospects for the recreational cannabis industry, although none of the US attorneys in districts where recreational use has been legalized have yet to take any action against it. Importantly, none of the potential cannabis-related prospects in our pipeline have fallen off in response. Nevertheless, we are eager to diversify our customer base in the indoor grow market. As we mentioned in our mid-year 2017 letter, the amount of physical space dedicated to indoor growing is set to jump more than five-fold globally over the next five years, with the result that annual indoor farming revenue could grow by over $6 billion. Interest for our products among other non-cannabis growers is beginning to emerge. In October, for example, we announced a sale to a cucumber farmer in Ontario’s sizeable indoor grow industry. Growers of leafy greens have also expressed interest. Indoor growing of leafy greens is an ideal application for our natural gas-powered chillers; leafy greens are extremely sensitive to both temperature and humidity. In addition, their short shelf life puts a premium on growing them close to centers of demand. That means converting legacy industrial sites near urban centers into grow facilities. Frequently, the electrical infrastructure at these sites is outdated and cannot meet the load that indoor growing requires. As our chillers run on natural gas, they can enable growers to greatly reduce, and even eliminate, costly upgrades to the power supply. Third, regarding our Ultera emissions technology efforts, 2018 is underway on a positive note. We have entered into a contract with a major research institute to work on optimizing the catalyst formations utilized by our Ultera emissions technology for gasoline powered engines. This work is expected to take four months and will be paid for out of the company’s operating cash flow. This is an important step on the way to our goal to commercialize Ultera for automotive applications. Our testing of the retrofitted fork truck continues as well. We hope to be able to provide more color on the March call. Fourth, we completed the acquisition of American DG Energy (ADG) in the second quarter of 2017. The acquisition added the on-site utility business to Tecogen, making us a completely vertically integrated clean technology company able to offer equipment design, manufacturing, installation, financing, and long-term maintenance service. The ADG fleet is contributing and will continue to contribute steady, annuity type revenue to supplement Tecogen’s other revenue streams.

45 First Avenue, Waltham, MA 02451 781-466-6400 • 781-466-6466 (fax) www.tecogen.com Finally, and most importantly, we have generated tremendous and sustainable financial growth over the past five quarters. After demonstrating profitability in the second half of 2016 and the first quarter of 2017, we showed good results in the second quarter of 2017 when the ADG acquisition was completed, taking into account non-recurring merger related expenses, the ADG fleet depreciation, and other non-cash expenses. We then achieved profitability again in the third quarter. We believe we can continue this success into 2018. As we move forward, there promises to be a lot more for us to talk about on a wide range of important developments. We expect our core CHP business to continue showing the success demonstrated in 2017. We will take advantage of the indoor growing trends to position our gas chillers as the best option for cooling large facilities. The ADG fleet will continue to provide steady, annuity type revenues for the company even as we systematically improve the fleet’s performance. We expect our Ultera emissions technology to create optionality for additional growth, first with the fork truck program and ultimately with the automotive vehicle program. In all, we have greatly improved our financial strength and flexibility and look forward to delivering profitable growth and strong returns for our shareholders. We eagerly look forward to an exciting year. Sincerely, John Hatsopoulos, Co-CEO Benjamin Locke, Co-CEO Forward Looking Statements This press release contains "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our present intent, beliefs or expectations, and are not guaranteed to occur and may not occur. Therefore, you should not rely on any of these forward-looking statements. Actual results may differ materially from those contained in or implied by our forward-looking statements as a result of various factors such as economic conditions, significant product and service competition and other factors described in Item 1A "Risk Factors" in our most recent Form 10-K. Forward-looking statements can be identified by words such as: "anticipate," "will," "believe," "plan," "should," "continue," and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding expected operation results such as revenue growth and earnings, strategies for business development and customer base growth. Any forward-looking statement made in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.